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                                                September 10, 1999


Netword, Inc.
702 Russell Avenue
Third Floor
Gaithersburg, Maryland 20877

Ladies and Gentlemen:

                  We have acted as counsel to Netword, Inc., a Delaware corporation, (the "Company") in connection with its Registration Statement on Form SB-1 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by certain holders of (i) 2,000,000 shares of the Company's common stock, $.01 par value per share, ("Common Stock") issued by the Company on March 19, 1999 in an offering pursuant to Regulation S under the Securities Act (the "2,000,000 Shares"), and (ii) 4,784,733 shares of Common Stock which are issuable upon the exercise of outstanding warrants (the "Warrants") issued by the Company in two separate transactions on February 18, 1999 and March 19, 1999 (the "4,784,733 Shares").

                  For purposes of the opinions expressed in this letter, we have reviewed the Registration Statement and such other documents, corporate records, and instruments as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the original documents of all documents submitted to us as copies.

                  On the basis of such review, and having regard to such legal consideration as we consider relevant, it is our opinion that (i) the 2,000,000 Shares are duly authorized and validly issued, fully paid and nonassessable, and
(ii) the 4,784,733 Shares are duly authorized and reserved for issuance and, when issued and paid for upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

                  We consent to the reference to us under the captions "Significant Parties" and "Legal Matters" in the Prospectus included in the Registration Statement and to the use of this opinion letter as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ Kronish Lieb Weiner & Hellman LLP
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                                              Kronish Lieb Weiner & Hellman LLP